Exhibit 32.01

OFFICER CERTIFICATION

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Southwestern Public Service Company on Form 10-K for the year ended 2009, as filed with the Securities and Exchange Commission on the date hereof (Form 10-K), each of the undersigned officers of SPS certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to such officer’s knowledge:

(1)          The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SPS as of the dates and for the periods expressed in the Form 10-K.

Date: March 1, 2010

/s/ C. RILEY HILL
C. Riley Hill
President and Chief Executive Officer

/s/ DAVID M. SPARBY
David M. Sparby
Vice President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SPS and will be retained by SPS and furnished to the Securities and Exchange Commission or its staff upon request.